Exhibit 99.1

NEWS

For Immediate Release

NEW YORK STOCK EXCHANGE TO INITIATE TRADING OF GLOBALSTAR COMMON STOCK

Covington, LA (April 9, 2014) – Today, Globalstar, Inc., the leader in mobile satellite services, announced that the New York Stock Exchange (NYSE MKT) has approved its common shares for trading, which will commence on Monday, April 21, 2014. The Company will be listed on the NYSE MKT under the ticker “GSAT” and will concurrently withdraw its shares from the OTCQB. The Company is pleased to announce that the NYSE has invited Globalstar’s leadership team to ring the NYSE Opening Bell at 9:30am EDT on the first day of trading.

“Trading on the New York Stock Exchange represents yet another important milestone in Globalstar’s resurgence and has been made possible by our many important accomplishments over the past twelve months,” said Jay Monroe, Chairman and CEO of Globalstar. “Listing on the NYSE will enhance the Company’s trading liquidity as well as its visibility, all to the benefit of our loyal stockholders who have stuck with us over the past many years. Do not think for a moment that we are finished or that we plan to rest. Quite frankly, we are just getting started and look forward to continuing our resurgence.”

NYSE MKT is a fully integrated trading venue within the NYSE Euronext community and leverages the NYSE’s advanced and innovative market model to offer a premier venue for listing and trading the stocks of small companies. The venue utilizes the trading, connectivity and routing technologies of the NYSE platform and offers superior price discovery, superior liquidity and reduced trading volatility. Listed companies benefit from issuer-selected Designated Market Makers (DMM) that utilize world-class NYSE trading systems to discover and improve prices, dampen volatility, add liquidity and enhance value. In addition, NYSE MKT-listed companies gain access to the brand visibility and are eligible for the issuer services enjoyed by the NYSE Euronext community.

“We welcome Globalstar to the NYSE community and look forward to a strong partnership with the Company and its stockholders,” said Scott Cutler, Executive Vice President and Head of Global Listings at NYSE Euronext. “Globalstar will join other high technology companies that benefit from NYSE’s trusted and reliable platform.”

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services.  Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.  Note that all SPOT products described in this or any Globalstar press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia. SPOT Connect is a trademark of Spot LLC.

Exhibit 99.1

For more information regarding Globalstar, please visit Globalstar.com.

Investor Contact Information:

Email: investorrelations@globalstar.com

Phone: (985) 335-1538

Safe Harbor Language for Globalstar Releases

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release are accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.